Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 22, 2014, Analog Devices, Inc. (Analog Devices, ADI or the Company) completed its acquisition of Hittite Microwave Corporation (Hittite), a company that designs and develops high performance integrated circuits, modules, subsystems and instrumentation for radio frequency, microwave and millimeterwave applications. The total consideration paid to acquire Hittite was approximately $2.4 billion, financed through a combination of existing cash on hand and a 90-day term loan facility of $2.0 billion. The acquisition of Hittite is referred to as the Acquisition.

The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended November 2, 2013 and for the nine months ended August 2, 2014 give effect to the Acquisition as if it had occurred on November 4, 2012 (the first day of the Company’s 2013 fiscal year), combining the audited results of the Company for the year ended November 2, 2013 and the audited results of Hittite for the year ended December 31, 2013, and combining the unaudited results of the Company for the nine months ended August 2, 2014 and the unaudited results of Hittite for the nine months ended June 30, 2014. No unaudited pro forma combined balance sheet is presented as the Acquisition is reflected in the Company's previously filed Quarterly Report on Form 10-Q for the quarter ended August 2, 2014 filed with the Securities and Exchange Commission (the SEC) on August 26, 2014.

The Unaudited Pro Forma Condensed Combined Statements of Income are based on preliminary valuations of assets acquired and liabilities assumed and the consideration paid. These preliminary amounts could change as additional information becomes available. These changes could result in material variances between the combined entity's future financial results and the amounts presented in these Unaudited Pro Forma Condensed Combined Statements of Income, including variances in the estimated fair values recorded, as well as expenses associated with these items.

The following Unaudited Pro Forma Condensed Combined Statements of Income are based upon the historical financial results of the Company and Hittite and have been presented as if the Acquisition had occurred on November 4, 2012. The historical condensed combined consolidated statements of income have been adjusted in the Unaudited Pro Forma Condensed Combined Statements of Income to only give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the combined results of the Company and Hittite. This information should be read in conjunction with the following:

•
Audited consolidated balance sheets of Analog Devices as of November 2, 2013 and November 3, 2012, the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended November 2, 2013 and the related notes to such audited consolidated financial statements (incorporated by reference to the Form 10-K filed with the SEC on November 26, 2013);

•
Unaudited condensed consolidated balance sheets of Analog Devices as of August 2, 2014 and November 2, 2013 the related unaudited condensed consolidated statements of income and comprehensive income for the three- and nine-month periods ended August 2, 2014 and August 3, 2013, the related condensed consolidated statement of cash flows for the nine-month periods ended August 2, 2014 and August 3, 2013 and the related notes to such unaudited condensed consolidated financial statements (incorporated by reference to the Form 10-Q filed with the SEC on August 26, 2014);

•
Audited consolidated balance sheets of Hittite as of December 31, 2013 and December 31, 2012, the related audited consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2013 and the related notes to such audited consolidated financial statements (incorporated by reference to the Form 10-K filed by Hittite with the SEC on February 26, 2014);

•
Unaudited condensed consolidated balance sheets of Hittite as of March 31, 2014 and December 31, 2013, the related unaudited condensed consolidated statements of operations, comprehensive income and cash flows for the three-month periods ended March 31, 2014 and March 31, 2013 and the related notes to such unaudited condensed consolidated financial statements (incorporated by reference to the Form 10-Q filed by Hittite with the SEC on May 6, 2014); and

•
Unaudited condensed consolidated balance sheets of Hittite as of June 30, 2014 and December 31, 2013, the related unaudited condensed consolidated statements of operations and comprehensive income for the three- and six-month periods ended June 30, 2014 and June 30, 2013, the related unaudited condensed consolidated statement of cash flows for the six-month period ended June 30, 2014 and June 30, 2013 and the related notes to such unaudited condensed consolidated financial statements filed as Exhibit 99.5 to this Current Report on Form 8-K/A.

The following Unaudited Pro Forma Condensed Combined Statements of Income are presented to illustrate the effects of the Acquisition and are for informational purposes only. They are not intended to represent or be indicative of the consolidated results of operations of the Company that would have been reported had the Acquisition been completed on November 4, 2012 and should not be taken as a representation of the Company’s future consolidated results of operations. Pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable as described in the notes to the Unaudited Pro Forma Condensed Combined Financial Information. In addition, the unaudited pro forma financial information does not reflect any events that may occur after the Acquisition, including, but not limited to cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition. It also does not give effect to certain one-time charges that Analog Devices expects to incur in connection with the Acquisition, including, but not limited to the costs to integrate Hittite’s operations with the Company’s operations; any revenue enhancements, cost savings or operating synergies that the combined company may achieve; or the costs necessary to achieve any revenue enhancements, cost savings or operating synergies.

ANALOG DEVICES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED NOVEMBER 2, 2013
(in thousands, except per share amounts)

	Year Ended
	Nov. 2, 2013	Dec. 31, 2013
	ADI	Hittite	Pro Forma Acquisition Adjustments	Notes: (See Note 5)	Pro Forma Combined
Revenue	$2,633,689	$273,815	$—		$2,907,504
Cost of sales	941,278	79,040	59,741	B, C, D, E	1,080,059
Gross margin	1,692,411	194,775	(59,741)		1,827,445
Operating expenses:
Research and development	513,035	48,261	1,254	C, E	562,550
Selling, marketing, general and administrative	396,233	37,371	1,107	C, E	434,711
Amortization of intangibles	220	1,503	64,530	D	66,253
Special charges	29,848	—	—		29,848
Total operating expenses	939,336	87,135	66,891		1,093,362
Operating income	753,075	107,640	(126,632)		734,083
Other expense (income)	(62,248)	682	5,776	G	(55,790)
Income before income tax	815,323	106,958	(132,408)		789,873
Provision for income taxes	141,836	36,965	(50,315)	H	128,486
Net income	$673,487	$69,993	$(82,093)		$661,387

Shares used for EPS - basic	307,763				307,763
Shares used for EPS - diluted	314,041		709	I	314,750

Earnings per share - basic	$2.19				$2.15
Earnings per share - diluted	$2.14				$2.10

See accompanying notes to Pro Forma Condensed Combined Financial Information

ANALOG DEVICES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED AUGUST 2, 2014
(in thousands, except per share amounts)

	Nine Months Ended
	Aug. 2, 2014	June 30, 2014
	ADI	Hittite	Pro Forma Acquisition Adjustments	Notes: (See Note 5)	Pro Forma Combined
Revenue	$2,050,526	$216,087	$(5,392)	A	$2,261,221
Cost of sales	706,375	69,967	(6,418)	A, B, C, D, E	769,924
Gross margin	1,344,151	146,120	1,026		1,491,297
Operating expenses:
Research and development	404,889	35,444	(258)	A,C, E	440,075
Selling, marketing, general and administrative	333,252	34,684	(31,135)	A,C, E, F	336,801
Amortization of intangibles	770	1,027	53,133	D	54,930
Special charges	2,685	—	—		2,685
Total operating expenses	741,596	71,155	21,740		834,491
Operating income	602,555	74,965	(20,714)		656,806
Other expense (income)	11,908	911	(1,511)	G	11,308
Income before income tax	590,647	74,054	(19,203)		645,498
Provision for income taxes	70,022	26,275	(7,297)	H	89,000
Net income	$520,625	$47,779	$(11,906)		$556,498

Shares used for EPS - basic	313,321				313,321
Shares used for EPS - diluted	318,413		704	I	319,117

Earnings per share - basic	$1.66				$1.78
Earnings per share - diluted	$1.64				$1.74

See accompanying notes to Pro Forma Condensed Combined Financial Information

ANALOG DEVICES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(all tabular amounts in thousands except per share amounts)

1. Description of Acquisition

On July 22, 2014, Analog Devices, Inc. (Analog Devices, ADI or the Company) completed its acquisition of Hittite Microwave Corporation (Hittite), a company that designs and develops high performance integrated circuits, modules, subsystems and instrumentation for radio frequency, microwave and millimeterwave applications. The total consideration paid to acquire Hittite was approximately $2.4 billion, financed through a combination of existing cash on hand and a 90-day term loan facility of $2.0 billion. The acquisition of Hittite is referred to as the Acquisition. Analog Devices completed the Acquisition through a cash tender offer (the Offer) by BBAC Corp., a wholly-owned subsidiary of ADI, for all of the outstanding shares of common stock, par value $0.01 per share, of Hittite at a purchase price of $78.00 per share, net to the seller in cash, without interest, less any applicable withholding taxes. After completion of the Offer, BBAC Corp. merged with and into Hittite, with Hittite continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

2. Basis of Unaudited Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Statements of Income have been compiled from underlying financial statements of Analog Devices prepared in accordance with Generally Accepted Accounting Principles in the United States and reflects the estimated effects of the Acquisition, prepared using the acquisition method of accounting pursuant to Accounting Standards Codification (ASC) 805, Business Combinations (ASC 805). In accordance with ASC 805, assets acquired and liabilities assumed at the acquisition date are recorded at their fair values as defined by ASC 820, Fair Value Measurements and Disclosures (ASC 820). The process for estimating the fair values of identifiable tangible and intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The Unaudited Pro Forma Condensed Combined Statements of Income are based on preliminary valuations of assets acquired and liabilities assumed and the consideration paid. These preliminary amounts could change as additional information that existed at the acquisition date becomes available regarding the fair values of tangible and intangible assets acquired as well as liabilities assumed in the Acquisition. These changes could result in material variances between the combined entity's future financial results and the amounts presented in these Unaudited Pro Forma Condensed Combined Statements of Income, including variances in fair values recorded, and expenses associated with these items.

The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended November 2, 2013, and for the nine months ended August 2, 2014 give effect to the Acquisition as if it had occurred on November 4, 2012 (the first day of the Company’s 2013 fiscal year), combining the audited results of Analog Devices for the year ended November 2, 2013 and the audited results of Hittite for the year ended December 31, 2013, and combining the unaudited results of Analog Devices for the nine months ended August 2, 2014 and the unaudited results of Hittite for the nine months ended June 30, 2014. The unaudited results of the Company for the nine months ended August 2, 2014 have been adjusted to remove the results of operations of Hittite from the closing date of the Acquisition though August 2, 2014 so that the results are for the same comparable time periods. The unaudited results of Hittite for the nine months ended June 30, 2014 are comprised of the unaudited results for the three month-periods ended December 31, 2013, March 31, 2014 and June 30, 2014. As a result, the three-month period ended December 31, 2013 is included in both of the Unaudited Pro Forma Condensed Combined Statements of Income presented. There were no unusual charges or adjustments reported in Hittite's three-month period ended December 31, 2013 that materially affected the results of that period. The presentation of Hittite’s historical sales and marketing, and general and administrative operating expenses have been combined in the Unaudited Pro Forma Condensed Combined Statements of Income as selling, marketing and general and administrative expenses and the presentation of Hittite's amortization of intangibles within operating expenses has been classified separately as Amortization of Intangibles in the Unaudited Pro Forma Condensed Combined Statements of Income to conform to the Company’s presentation.

The Unaudited Pro Forma Condensed Combined Statements of Income are not intended to reflect the actual results of operations of the Company had the Acquisition been effected on the dates indicated above. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future by the Company.

3. Debt Obligations
In connection with the Acquisition, on July 22, 2014, the Company entered into a 90-day term loan facility in an aggregate principal amount of $2.0 billion with Credit Suisse AG, as Administrative Agent, and each lender from time to time party thereto (the Term Loan Agreement) to finance the Acquisition. Loans under the Term Loan Agreement bear interest at the Eurodollar Rate (as defined in the Term Loan Agreement) plus 1.00% (1.16% as of August 2, 2014). Payments of the principal amounts of revolving loans under the Term Loan Agreement are due no later than October 20, 2014 and will not require interim amortization. On August 29, 2014 the outstanding principal balance due under the Term Loan Agreement was repaid.

In addition, the Company amended its existing $500 million senior unsecured revolving credit facility to permit the assumption by a wholly-owned subsidiary of the Company of the indebtedness related to the Acquisition.

4. Preliminary Acquisition Accounting

Accounting for acquisitions requires the Company to estimate the fair value of the consideration paid and the individual assets acquired and liabilities assumed by utilizing judgments, assumptions, and estimates that could materially affect the amount and timing of costs recognized. The estimates of the fair value of the consideration paid and the assets acquired and liabilities assumed were determined through established and generally accepted valuation techniques and are subject to change during the measurement period as valuations are finalized. Changes in judgments, assumptions, and estimates could significantly impact the valuation of assets acquired and liabilities assumed. As a result, the Acquisition accounting is not complete and is subject to change based upon additional information that may become known to the Company for facts that existed at the Acquisition date during the remainder of the measurement period. As of the filing date of this Current Report on Form 8-K/A, the Company is still in the process of valuing the assets acquired of Hittite's business, including inventory, fixed assets, deferred taxes, intangible assets, and liabilities, including deferred revenue.

The estimated acquisition-date fair value of the consideration transferred in the Acquisition consisted of the following:

(in thousands)
Cash consideration	$2,424,446
Fair value of replacement share-based awards	5,141
Total estimated purchase price	$2,429,587

In connection with the Acquisition, the Company issued equity awards to certain Hittite employees in replacement of Hittite equity awards that were cancelled at closing. The replacement awards consisted of approximately 0.7 million restricted stock units with a weighted average grant date fair value of $48.20. The grant-date fair value of the restricted stock units represents the value of the Company’s common stock on the date of grant, reduced by the present value of dividends expected to be paid on the Company’s common stock prior to vesting. The terms and the intrinsic value of these awards were substantially the same as the canceled Hittite awards. The $5.1 million noted in the table above represents the portion of the fair value of the replacement awards associated with services rendered though the Acquisition date and have been included as a component of the total estimated purchase price.

The estimated fair value of assets acquired and liabilities assumed as of the date of Acquisition is set forth in the table below:

(in thousands)
Cash and cash equivalents	$480,742
Marketable securities	28,008
Accounts receivable	36,991
Inventories	115,801
Prepaid expenses and other assets	9,605
Deferred tax assets	6,375
Property, plant and equipment	50,490
Intangible assets	669,000
Goodwill	1,342,061
Total assets	2,739,073
Assumed liabilities	55,380
Deferred tax liabilities	254,106
Total estimated purchase price	$2,429,587

The excess of the purchase price over the estimated fair value of identifiable net assets was recorded as goodwill. The goodwill recognized is attributable to synergies which are expected to enhance and expand the Company’s overall product portfolio and opportunities in new markets, future technologies that have yet to be determined and Hittite’s assembled workforce. Future technologies do not meet the criteria for recognition separately from goodwill because they are part of future development and growth of the business. None of the goodwill is expected to be deductible for tax purposes. As of the filing date of this Current Report on Form 8-K/A, the assignment of goodwill to the Company's reporting units has not been completed.

Of the $669.0 million of acquired intangible assets, $0.9 million was preliminarily assigned to in-process research and development (IPR&D) assets that were recognized at their estimated fair value on the Acquisition date. The IPR&D assets acquired are being capitalized until the technology is commercially available for their intended uses, at which point the assets will be amortized over their estimated useful lives. The remaining $668.1 million of intangible assets are being amortized on a straight-line basis over their estimated useful lives or on an accelerated method of amortization that is expected to reflect the estimated pattern of economic use and consisted of the following:

	Fair Value (in thousands)	Weighted Average Useful Lives (in Years)

Technology-based	$15,100	8
Backlog	24,500	1
Customer relationships	628,500	15
Total amortizable intangible assets	$668,100	14
The Company expects annual amortization expense for intangible assets to be:

Fiscal Year	Amortization Expense
Remainder of fiscal 2014	$12,724
2015	$77,399
2016	$80,017
2017	$76,882
2018	$70,421

5. Unaudited Pro Forma Adjustments

The pro forma adjustments in the Unaudited Pro Forma Condensed Combined Statements of Income are as follows:

A) Reflects the adjustment to eliminate the results of operations of Hittite from the Acquisition date though August 2, 2014 included within the unaudited results of Analog Devices for the nine months ended August 2, 2014 as follows:

(in thousands)	Nine Months Ended August 2, 2014
Revenue	$(5,392)
Cost of sales	$(2,377)
Research and development	$(1,221)
Selling, marketing, general and administrative	$(811)

B) Reflects the estimated fair value adjustment of acquired inventory of $54.9 million being amortized into cost of sales based upon a normal inventory turnover rate for the twelve months ended November 2, 2013. The adjustment for the nine-month period ended August 2, 2014 reflects the reversal of the amortization of $5.8 million related to the estimated fair value adjustment of acquired inventory included within the unaudited results of Analog Devices for the nine months ended August 2, 2014.

C) Reflects additional depreciation expense for the estimated fair value adjustment of acquired property, plant and equipment on a straight-line basis over a weighted average useful life of 4.3 years as follows:

(in thousands)	Twelve Months Ended November 2, 2013	Nine Months Ended August 2, 2014
Cost of sales	$1,567	$1,124
Research and development	696	499
Selling, marketing, general and administrative	232	166
	$2,495	$1,789

D) Reflects adjustments to amortization of intangible assets for the estimated difference between the historical amounts recorded in the historical financial statements and the estimated preliminary fair value of the acquired intangible assets:

(in thousands)	Twelve Months Ended November 2, 2013	Nine Months Ended August 2, 2014
Cost of sales	$3,682	$1,542
Amortization of intangibles	64,530	53,133
	$68,212	$54,675

E) To record the adjustments to stock-based compensation expense for the estimated difference between historical amounts recorded in the financial statements and the preliminary value related to the unvested portion of Hittite equity awards replaced in connection with the Acquisition using the straight-line amortization method over the remaining vesting periods:

(in thousands)	Twelve Months Ended November 2, 2013	Nine Months Ended August 2, 2014
Cost of sales	$(389)	$(872)
Research and development	558	464
Selling, marketing, general and administrative	875	(1,773)
	$1,044	$(2,181)

F) Reflects adjustment to eliminate direct acquisition expenses of $28.7 million for the nine-month period ended August 2, 2014, which are considered to be non-recurring in nature.

G) Reflects interest expense and amortization of debt issuance costs on the 90-day term loan facility as if the debt had been issued on November 4, 2012. Under the terms of the 90-day term loan facility, borrowings bear interest at a variable rate of interest based on the one-month LIBOR plus 1%. For pro forma purposes, the Company calculated the incremental interest expense utilizing the the one-month LIBOR plus 1% as of August 2, 2014 or 1.16%. If LIBOR changes by 1/8%, our annual interest expense would change by approximately an additional $2.5 million. The adjustment for the nine-month period ended August 2, 2014 reflects the reversal of interest expense included within the unaudited results of Analog Devices for the nine months ended August 2, 2014.

H) Reflects tax benefit effects of the pro forma adjustments at 38% based on the U.S. federal statutory tax rate adjusted for the state statutory tax rate.

I) Reflects adjustment to the earnings per share (EPS) calculation for the Analog Devices replacement restricted stock unit awards (RSUs) issued in connection with the Acquisition. The calculation of pro forma diluted EPS for the replacement awards has been adjusted for the impact of dilutive shares representing the maximum potential impact on EPS from these RSUs. The actual number of RSU's that may eventually vest and their dilutive effect may vary significantly from the estimated amount, but the difference to the diluted EPS is not expected to be material.